Exhibit 99.2

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO ANNOUNCES RESULTS OF 66TH ANNUAL MEETING OF STOCKHOLDERS

CAMP HILL, Pa. – (April 20, 2021) - Harsco Corp. (NYSE: HSC) announced the results of its 66th Annual Meeting of Stockholders, held virtually today.

Stockholders approved the election of all eight nominees to the Board of Directors to serve until the 2022 Annual Meeting and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2021. Stockholders also approved the Non-Binding Advisory Vote on Executive Officer Compensation and an amendment to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan.

About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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